EXHIBIT 99.1
For Immediate Release

Hasbro Reports Fourth Quarter and Full Year 2024 Financial Results
Company Reports Improved Profitability and Earnings Growth
Issues 2025 Guidance and Declares Quarterly Dividend

Pawtucket, R.I., February 20, 2025 -- Hasbro, Inc. (NASDAQ: HAS), a leading games, IP, and toy company, today reported financial results for the fourth quarter and full year 2024.

“I’m proud of our team for delivering what we promised in 2024: we grew in games and licensing, stepped up our operational efficiency, and vastly improved the performance of our toy business,” said Chris Cocks, Hasbro’s Chief Executive Officer. “In 2025, we’re excited to bring a stellar lineup of toys and games to fans, expanding the reach of our IP through outstanding partnerships while we continue to focus on operational rigor and anticipating the future of play.”

“The Hasbro team delivered our 2024 plan, significantly improved profitability and strengthened the balance sheet while continuing to invest in the business and return cash to shareholders,” said Gina Goetter, Hasbro’s Chief Financial Officer and Chief Operating Officer. “We are optimistic about growth opportunities in 2025 and beyond as we execute our strategy behind a powerful portfolio of brands.”

Full Year 2024 Highlights

•Full year Hasbro revenue declined 17% driven primarily by the eOne divestiture; excluding this impact, revenue declined 7%. Growth of 4% in the Wizards of the Coast and Digital Gaming segment was offset by declines in Consumer Products (-12%) and Entertainment (-88%, or -4%) excluding the eOne divestiture).

•Operating profit of $690 million and operating margin of 16.7% includes $149 million of costs for acquired intangible amortization, loss on disposal of business, and costs associated with the Company's transformation.

•Adjusted operating profit of $839 million (+$362 million vs. PY) and adjusted operating margin of 20.3% (+10.8 points vs. PY), driven by the lap of 2023 non-recurring inventory costs, favorable business mix and cost savings.

•Reported net earnings of $2.75 per diluted share; adjusted net earnings of $4.01 per diluted share benefiting from improved operations, business mix and tax favorability.

•Delivered $370 million of gross cost savings and $227 million of net cost savings; Hasbro owned inventory down 17% versus prior year.

•Paid $390 million in cash dividends to shareholders and reduced debt by $83 million.

•Operating cash flow of $847 million vs. $726 million in the prior year driven by improved profitability and working capital.

Full Year 2024 Segment Details

Wizards of the Coast and Digital Gaming Segment

•Revenue increase of 4% driven by strength in Licensed and Digital Gaming.

•MAGIC: THE GATHERING revenues decreased -1% due to the lap of the Lord of the Rings set.

•Digital and Licensed Gaming increased 22% with Monopoly Go! contributing $112 million for the full year 2024.

•Operating profit increased 20% and operating margin of 41.8% was 5.7 points higher than last year due to digital licensing revenue mix, productivity gains and lower royalty expense.

Consumer Products Segment

•Revenue decrease of -12% driven by softer volume, exited brands and reduced closeouts, offsetting growth in licensed consumer products.

•Operating margin of 4.5% and adjusted operating margin of 6.0% driven by lapping Q4 2023 non-recurring inventory costs, cost savings and supply chain productivity.

Entertainment Segment

•Revenue decline of 88% impacted by the eOne divestiture; absent this impact, revenue decreased 4% driven by the timing of the delivery of deals.

•Operating margin of -2.0% and adjusted operating margin of 61.4%.

See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

Fourth Quarter 2024 Highlights

•Fourth quarter Hasbro, Inc. revenue declined 15%; excluding the eOne divestiture, revenue declined 3%. Wizards of the Coast and Digital Gaming segment declined 7% due to the lap of The Lord of the Rings holiday set and Consumer Products declined 1% behind reduced volume, partially offset by growth in licensed consumer products.

•Operating profit of $60 million and operating margin of 5.4% includes $53 million of costs for acquired intangible amortization, loss on disposal of business and costs associated with the Company's transformation.

•Adjusted operating profit of $113 million ($163 million vs. PY) and adjusted operating margin of 10.2% (+14.1 points vs. PY), driven by lap of Q4 2023 non-recurring items, favorable business mix and supply chain productivity.

•Reported net loss of $0.25 per share; adjusted net earnings of $0.46 per diluted share benefiting from favorable business mix and improved profitability.

2025 Company Outlook1

For the full year, the Company expects:

•Total Hasbro revenue up slightly in constant currency.
•Adjusted operating margin of 21%-22%.
•Adjusted EBITDA of $1.1 billion to $1.15 billion.

2024 Capital Allocation priorities:

•Invest in core business.
•Return cash to shareholders through the dividend.
•Continue to pay down debt and progress towards leverage target.

Details on Hasbro's Playing to Win strategy and medium-term objectives can be found in the press release issued this morning, Hasbro Unveils New Strategy-Playing to Win.

Dividend Announcement

The Board of Directors has declared a quarterly cash dividend of $0.70 per common share payable on March 12, 2025, to shareholders of record at the close of business on March 3, 2025.

1Our guidance includes the anticipated impact of US tariffs on imports from China and potential tariffs on Mexico and Canada imports as announced on February 1, 2025, and reflects mitigating actions we plan to take including leveraging the strength of our supply chain and potential pricing. It does not reflect any further tariff actions by the US or other countries after February 1, 2025, as the impacts of such actions remain uncertain.

Adjusted operating margin, adjusted EBITDA and constant currency are non-GAAP financial measures, for more information, see below under the heading Non-GAAP Financial Measures.

Conference Call Webcast

Hasbro will webcast its fourth quarter and full year 2024 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading games, IP and toy company whose mission is to create joy and community through the magic of play. With over 164 years of expertise, Hasbro delivers groundbreaking play experiences and reaches over 500 million kids, families and fans around the world, through physical and digital games, video games, toys, licensed consumer products, location-based entertainment, film, TV and more.

Through its franchise-first approach, Hasbro unlocks value from both new and legacy IP, including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, MONOPOLY, HASBRO GAMES, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands. Powered by its portfolio of thousands of iconic marks and a diversified network of partners and subsidiary studios, Hasbro brings fans together wherever they are, from tabletop to screen.

For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, a 2025 JUST Capital Industry

Leader, one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50, and a Brand that Matters by Fast Company. For more information, visit https://corporate.hasbro.com or @Hasbro on LinkedIn.

© 2025 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to our business strategies and plans; expectations relating to products, gaming and entertainment; anticipated cost savings; and financial targets and guidance. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:

•our ability to successfully implement and execute on our business strategy;
•our ability to successfully compete in the play industry and further develop our digital gaming, licensing business and partnerships;
•our ability to transform our business and capabilities to address the changing global consumer landscape, including evolving demographics for our products and advancements in technology such as the use of artificial intelligence in the products and markets in which we operate;
•risks associated with the imposition or threat of tariffs, including reciprocal or retaliatory tariffs, in markets in which we operate which could increase our product costs and other costs of doing business, impact consumer spending, and lower our revenues and earnings;
•risks associated with international operations, such as: the imposition or threat of tariffs; conflict in territories in which we operate; currency conversion; currency fluctuations; quotas; shipping delays or difficulties; border adjustment taxes or other protectionist measures; and other challenges in the territories in which we operate;

•risks related to political, economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, tariffs, higher commodity prices, labor strikes, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs, or losses and delays in revenue and earnings;
•uncertain and unpredictable global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•our dependence on third party relationships, including with third party partners, manufacturers, distributors, studios, content producers, licensors, licensees, and outsourcers, which creates reliance on others and loss of control;

•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;

•our ability to attract and retain talented and diverse employees, particularly following recent workforce reductions;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in accounting treatment, tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted operating margin, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition-related costs, acquired intangible amortization, strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, net loss on Discovery impairment and certain non-cash asset impairment costs. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes strategic transformation initiatives, restructuring and severance costs, loss on disposal of business, eOne Film and TV business divestiture related costs, net loss on Discovery impairment, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share, Adjusted operating profit and Adjusted operating margin provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. Constant currency is also a non-GAAP financial measure. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current or future period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Kern Kapoor | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | communications@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	December 29, 2024	December 31, 2023
ASSETS
Cash and Cash Equivalents	$695.0	$545.4
Accounts Receivable, Net	919.8	1,029.3
Inventories	274.2	332.0
Prepaid Expenses and Other Current Assets	353.5	416.9
Total Current Assets	2,242.5	2,323.6
Property, Plant and Equipment, Net	302.6	334.3
Goodwill	2,278.2	2,279.2
Other Intangible Assets, Net	518.4	587.5
Other Assets	998.6	1,016.3
Total Assets	$6,340.3	$6,540.9

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current Portion of Long-Term Debt	$—	$500.0
Accounts Payable and Accrued Liabilities	1,401.3	1,556.4
Total Current Liabilities	1,401.3	2,056.4
Long-Term Debt	3,380.8	2,965.8
Other Liabilities	373.2	431.7
Total Liabilities	5,155.3	5,453.9
Total Shareholders’ Equity	1,185.0	1,087.0
Total Liabilities, Noncontrolling Interests and Shareholders’ Equity	$6,340.3	$6,540.9

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Three Months Ended				Year Ended
	December 29, 2024		December 31, 2023		December 29, 2024		December 31, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,101.6	100.0%	$1,288.9	100.0%	$4,135.5	100.0%	$5,003.3	100.0%
Costs and expenses
Cost of sales	358.7	32.6%	574.0	44.5%	1,179.5	28.5%	1,706.0	34.1%
Program cost amortization	24.8	2.3%	123.6	9.6%	49.3	1.2%	448.9	9.0%
Royalties	80.0	7.3%	132.5	10.3%	284.2	6.9%	428.3	8.6%
Product development	81.9	7.4%	74.5	5.8%	294.1	7.1%	306.9	6.1%
Advertising	105.7	9.6%	108.6	8.4%	319.5	7.7%	358.4	7.2%
Amortization of intangible assets	17.1	1.6%	17.9	1.4%	68.3	1.7%	83.0	1.7%
Impairment of goodwill	—	0.0%	960.0	74.5%	—	0.0%	1,191.2	23.8%
Loss on disposal of business	13.0	1.2%	66.0	5.1%	37.4	0.9%	539.0	10.8%
Selling, distribution and administration	360.6	32.7%	430.4	33.4%	1,213.2	29.3%	1,480.4	29.6%
Total costs and expenses	1,041.8	94.6%	2,487.5	>100%	3,445.5	83.3%	6,542.1	>100%
Operating profit (loss)	59.8	5.4%	(1,198.6)	-93.0%	690.0	16.7%	(1,538.8)	-30.8%
Non-operating (income) expense
Interest expense	43.5	3.9%	46.3	3.6%	171.2	4.1%	186.3	3.7%
Interest income	(11.3)	-1.0%	(7.4)	-0.6%	(47.3)	-1.1%	(23.0)	-0.5%
Other (Income) expense, net	84.8	7.7%	7.7	0.6%	69.1	1.7%	7.0	0.1%
Total non-operating expense, net	117.0	10.6%	46.6	3.6%	193.0	4.7%	170.3	3.4%
Earnings (loss) before income taxes	(57.2)	-5.2%	(1,245.2)	-96.6%	497.0	12.0%	(1,709.1)	-34.2%
Income tax expense (benefit)	(30.7)	-2.8%	(184.4)	-14.3%	102.6	2.5%	(221.3)	-4.4%
Net earnings (loss)	(26.5)	-2.4%	(1,060.8)	-82.3%	394.4	9.5%	(1,487.8)	-29.7%
Net earnings attributable to noncontrolling interests	7.8	0.7%	0.3	0.0%	8.8	0.2%	1.5	0.0%
Net earnings (loss) attributable to Hasbro, Inc.	$(34.3)	-3.1%	$(1,061.1)	-82.3%	$385.6	9.3%	$(1,489.3)	-29.8%

Net Earnings (Loss) per common share:
Basic	$(0.25)		$(7.64)		$2.77		$(10.73)
Diluted	$(0.25)		$(7.64)		$2.75		$(10.73)

Cash Dividends Declared	$0.70		$0.70		$2.10		$2.80

Weighted Average Number of Shares
Basic	139.6		138.9		139.4		138.8
Diluted	139.6		138.9		140.3		138.8
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Year Ended
	December 29, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net Earnings (Loss)	$394.4	$(1,487.8)
Impairment of Goodwill	—	1,191.2
Loss on Disposal of Business	37.4	539.0
Other Non-Cash Adjustments	356.1	689.6
Changes in Operating Assets and Liabilities	59.5	(206.4)
Net Cash Provided by Operating Activities	847.4	725.6

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(87.2)	(135.5)
Additions to Software Development	(110.3)	(73.8)
Net (Settlement) Proceeds from Sale of Business	(12.0)	329.6
Purchase of Investments	(571.0)	—
Maturity of Investments	583.0	—
Other	(6.2)	(2.7)
Net Cash (Utilized) Provided by Investing Activities	(203.7)	117.6

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	498.6	2.6
Repayments of Long-Term Debt	(581.3)	(359.6)
Net (Repayments of) Proceeds from Short-Term Borrowings	—	(41.6)
Stock-Based Compensation Transactions	7.6	—
Dividends Paid	(389.9)	(388.0)
Payments Related to Tax Withholding for Share-Based Compensation	(14.4)	(16.8)
Debt Issuance Costs	(5.3)	—
Other	(12.8)	(14.7)
Net Cash Utilized by Financing Activities	(497.5)	(818.1)

Effect of Exchange Rate Changes on Cash	3.4	7.2

Net Increase in Cash and Cash Equivalents	149.6	32.3

Cash and Cash Equivalents at Beginning of Year	545.4	513.1

Cash and Cash Equivalents at End of Year	$695.0	$545.4

(1) Amounts may not sum due to rounding

HASBRO, INC.
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (1)
(Unaudited)
(Millions of Dollars)

	Three Months Ended December 29, 2024			Three Months Ended December 31, 2023
Operating Results	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$1,101.6	$—	$1,101.6	$1,288.9	$—	$1,288.9	-15%
Operating Profit (Loss)	59.8	52.9	112.7	(1,198.6)	1,148.5	(50.1)	>100%
Operating Margin	5.4%	4.8%	10.2%	-93.0%	89.1%	-3.9%

Segment Results
Consumer Products:
External Net Revenues	$746.3	$—	$746.3	$753.9	$—	$753.9	-1%
Operating Profit (Loss)	50.5	9.1	59.6	(126.2)	11.0	(115.2)	>100%
Operating Margin	6.8%	1.2%	8.0%	-16.7%	1.5%	-15.3%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$339.0	$—	$339.0	$363.2	$—	$363.2	-7%
Operating Profit	80.9	—	80.9	103.2	—	103.2	-22%
Operating Margin	23.9%	—	23.9%	28.4%	—	28.4%

Entertainment:
External Net Revenues	$16.3	$—	$16.3	$171.8	$—	$171.8	-91%
Operating Profit (Loss)	(16.2)	16.4	0.2	(1,110.1)	1,079.3	(30.8)	>100%
Operating Margin	-99.4%	>100%	1.2%	>-100%	>100%	-17.9%

Corporate and Other:
Operating Profit (Loss)	$(55.4)	$27.4	$(28.0)	$(65.5)	$58.2	$(7.3)	>-100%

(1) Amounts within this section may not sum due to rounding

	Three Months Ended
Net Revenues by Brand Portfolio	December 29, 2024	December 31, 2023	% Change
Franchise Brands (1)	$786.2	$843.7	-7%
Partner Brands	181.0	154.0	18%
Portfolio Brands (2)	134.4	151.2	-11%
Non-Hasbro Branded Film & TV (2)	—	140.0	-100%
Total	$1,101.6	$1,288.9

(1) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
(2) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for the three months ended December 31, 2023, have been restated to reflect the movement, resulting in a change of ($0.7).

	Three Months Ended
	December 29, 2024	December 31, 2023	% Change
MAGIC: THE GATHERING	$208.4	$258.3	-19%
Hasbro Total Gaming (1)	542.5	568.7	-5%

(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Three Months Ended
Consumer Products Segment Net Revenues by Major Geographic Region	December 29, 2024	December 31, 2023	% Change
North America	$421.0	$414.4	2%
Europe	177.9	197.3	-10%
Asia Pacific	93.4	64.8	44%
Latin America	54.0	77.4	-30%
Net revenues	$746.3	$753.9

	Three Months Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	December 29, 2024	December 31, 2023	% Change
Tabletop Gaming	$207.0	$265.6	-22%
Digital and Licensed Gaming	132.0	97.6	35%
Net revenues	$339.0	$363.2

	Three Months Ended
Entertainment Segment Net Revenues by Category	December 29, 2024	December 31, 2023	% Change
Film and TV	$3.2	$151.7	-98%
Family Brands	13.1	20.1	-35%
Net revenues	$16.3	$171.8

	Year Ended December 29, 2024			Year Ended December 31, 2023
Operating Results (1)	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues	$4,135.5	$—	$4,135.5	$5,003.3	$—	$5,003.3	-17%
Operating Profit (Loss)	690.0	148.8	838.8	(1,538.8)	2,015.3	476.5	76%
Operating Margin	16.7%	3.6%	20.3%	-30.8%	40.3%	9.5%

Segment Results
Consumer Products:
External Net Revenues	$2,543.9	$—	$2,543.9	$2,886.4	$—	$2,886.4	-12%
Operating Profit (Loss)	115.3	36.3	151.6	(64.7)	43.3	(21.4)	>100%
Operating Margin	4.5%	1.4%	6.0%	-2.2%	1.5%	-0.7%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$1,511.3	$—	$1,511.3	$1,457.6	$—	$1,457.6	4%
Operating Profit	632.0	—	632.0	525.7	—	525.7	20%
Operating Margin	41.8%	—	41.8%	36.1%	—	36.1%

Entertainment:
External Net Revenues	$80.3	$—	$80.3	$659.3	$—	$659.3	-88%
Operating Profit (Loss)	(1.6)	50.9	49.3	(1,911.5)	1,865.5	(46.0)	>100%
Operating Margin	-2.0%	63.4%	61.4%	>-100%	>100%	-7.0%

Corporate and Other:
Operating Profit (Loss)	$(55.7)	$61.6	$5.9	$(88.3)	$106.5	$18.2	-68%

(1) Amounts within this section may not sum due to rounding

	Year Ended
Net Revenues by Brand Portfolio	December 29, 2024	December 31, 2023	% Change
Franchise Brands (1)	$3,120.9	$3,256.5	-4%
Partner Brands	583.4	687.8	-15%
Portfolio Brands (2)	431.2	521.8	-17%
Non-Hasbro Branded Film & TV (2)	—	537.2	-100%
Total	$4,135.5	$5,003.3

(1) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.
(2) Effective in the first quarter of 2024, the Company moved the remaining Non-Hasbro Branded Film & TV brands into Portfolio Brands to align with the Company's Brand Strategy. For comparability net revenues for the year ended December 31, 2023, have been restated to reflect the movement, resulting in a change of $0.5.

	Year Ended
	December 29, 2024	December 31, 2023	% Change
MAGIC: THE GATHERING	$1,078.6	$1,085.8	-1%
Hasbro Total Gaming (1)	2,092.1	2,074.4	1%

(1) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Year Ended
Consumer Products Segment Net Revenues by Major Geographic Region	December 29, 2024	December 31, 2023	% Change
North America	$1,493.0	$1,649.1	-9%
Europe	519.7	669.5	-22%
Asia Pacific	286.7	256.3	12%
Latin America	244.5	311.5	-22%
Net revenues	$2,543.9	$2,886.4

	Year Ended
Wizards of the Coast and Digital Gaming Net Revenues by Category	December 29, 2024	December 31, 2023	% Change
Tabletop Gaming	$1,039.6	$1,072.5	-3%
Digital and Licensed Gaming	471.7	385.1	22%
Net revenues	$1,511.3	$1,457.6

	Year Ended
Entertainment Segment Net Revenues by Category	December 29, 2024	December 31, 2023	% Change
Film and TV	$6.6	$575.5	-99%
Family Brands	73.7	83.8	-12%
Net revenues	$80.3	$659.3

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA (1)
	Quarter Ended		Year Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(34.3)	$(1,061.1)	$385.6	$(1,489.3)
Interest Expense	43.5	46.3	171.2	186.3
Income Tax Expense (Benefit)	(30.7)	(184.4)	102.6	(221.3)
Net Earnings Attributable to Noncontrolling Interests	7.8	0.3	8.8	1.5
Depreciation	20.7	39.8	94.7	127.8
Amortization of Intangibles	17.1	17.9	68.3	83.0
EBITDA	$24.1	$(1,141.2)	$831.2	$(1,312.0)

Stock compensation	$22.1	$16.5	$49.0	$70.6
Strategic transformation initiatives (2)	9.8	5.9	28.3	35.3
Restructuring and severance costs (3)	14.4	34.2	22.2	34.2
Loss on disposal of business (4)	13.0	66.0	37.4	539.0
eOne Film and TV business divestiture related costs (5)	3.2	18.2	11.1	35.1
Impairment of goodwill and intangible assets (6)	—	1,011.0	—	1,307.2
Net loss on Discovery investment (7)	78.2	—	78.2	—
Adjusted EBITDA	$164.8	$10.6	$1,057.4	$709.4

(1) Amounts may not sum due to rounding
(2) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(3) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(4) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(5) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(6) Impairment of goodwill and intangible assets represent non-cash charges incurred within the Entertainment segment related to the eOne Film and TV business.
(7) Net loss on Discovery investment represent non-cash charges incurred within Corporate and Other related to the impairment of the Discovery JV investment.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars)

	Three Months Ended		Year Ended
Reconciliation of Adjusted Operating Profit (1)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Operating Profit (Loss)	$59.8	$(1,198.6)	$690.0	$(1,538.8)
Consumer Products	50.5	(126.2)	115.3	(64.7)
Wizards of the Coast and Digital Gaming	80.9	103.2	632.0	525.7
Entertainment	(16.2)	(1,110.1)	(1.6)	(1,911.5)
Corporate and Other	(55.4)	(65.5)	(55.7)	(88.3)

Non-GAAP Adjustments	$52.9	$1,148.5	$148.8	$2,015.3
Consumer Products	9.1	11.0	36.3	43.3
Entertainment	16.4	1,079.3	50.9	1,865.5
Corporate and Other	27.4	58.2	61.6	106.5

Adjusted Operating Profit (Loss)	$112.7	$(50.1)	$838.8	$476.5
Consumer Products	59.6	(115.2)	151.6	(21.4)
Wizards of the Coast and Digital Gaming	80.9	103.2	632.0	525.7
Entertainment	0.2	(30.8)	49.3	(46.0)
Corporate and Other	(28.0)	(7.3)	5.9	18.2

Non-GAAP Adjustments include the following:
Acquisition-related costs (2)	$—	$—	$—	$1.9
Acquired intangible amortization (3)	12.5	13.2	49.8	62.6
Strategic transformation initiatives (4)	9.8	5.9	28.3	35.3
Restructuring and severance costs (5)	14.4	34.2	22.2	34.2
Loss on disposal of business (6)	13.0	66.0	37.4	539.0
eOne Film and TV business divestiture related costs (7)	3.2	18.2	11.1	35.1
Impairment of goodwill and intangible assets (8)	—	1,011.0	—	1,307.2
Total	$52.9	$1,148.5	$148.8	$2,015.3
(1) Amounts may not sum due to rounding
(2) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses included within Selling, Distribution and Administration.
(3) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(4) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations.
(5) Restructuring and severance costs associated with cost-savings initiatives across the Company.
(6) Loss on disposal of a business related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(7) eOne Film and TV business divestiture related costs as a result of the sale of the eOne Film and TV business and certain retained liabilities.
(8) Impairment of goodwill and intangible assets represent non-cash charges incurred within the Entertainment segment related to the eOne Film and TV business.

HASBRO, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Three Months Ended
(all adjustments reported after-tax)	December 29, 2024	Diluted Per Share Amount	December 31, 2023	Diluted Per Share Amount
Net Loss Attributable to Hasbro	$(34.3)	$(0.25)	$(1,061.1)	$(7.64)
Acquired intangible amortization (3)	9.4	0.07	10.2	0.07
Strategic transformation initiatives (4)	7.5	0.05	4.5	0.03
Restructuring and severance costs (5)	11.0	0.08	28.7	0.21
Loss on disposal of business (6)	8.5	0.06	50.7	0.37
eOne Film and TV divestiture related costs (7)	2.4	0.02	21.0	0.15
Impairment of goodwill and intangible assets (8)	—	—	998.3	7.18
Net loss on Discovery investment (9)	59.8	0.43	—	—
Net Earnings Attributable to Hasbro as Adjusted	$64.3	$0.46	$52.3	$0.38

	Year Ended
(all adjustments reported after-tax)	December 29, 2024	Diluted Per Share Amount	December 31, 2023	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro	$385.6	$2.75	$(1,489.3)	$(10.73)
Acquisition-related Costs (2)	—	—	1.7	0.01
Acquired intangible amortization (3)	37.4	0.27	48.8	0.35
Strategic transformation initiatives (4)	21.6	0.15	27.0	0.19
Restructuring and severance costs (5)	17.0	0.12	28.7	0.21
Loss on disposal of business (6)	32.9	0.23	419.7	3.02
eOne Film and TV divestiture related costs (7)	8.5	0.06	34.0	0.24
Impairment of goodwill and intangible assets (8)	—	—	1,278.2	9.20
Net loss on Discovery investment (9)	59.8	0.43	—	—
Net Earnings Attributable to Hasbro as Adjusted	$562.8	$4.01	$348.8	$2.51
(1) Amounts may not sum due to rounding
(2) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) for the year ended December 31, 2023. The expense is included within Selling, Distribution and Administration.
(3) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(4) Strategic transformation initiatives costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These costs primarily consist of third party consulting of $9.8 ($7.5 after-tax) and $28.3 ($21.6 after-tax) for the three and twelve months ended December 29, 2024, respectively, and $5.9 ($4.5 after-tax) and $35.3 ($27.0 after-tax) for the three months and year ended December 31, 2023, respectively.
(5) Restructuring and severance costs of $14.4 ($11.0 after-tax) and $22.2 ($17.0 after-tax) for the three months and year ended December 29, 2024, respectively, and $34.2 ($28.7 after-tax) for the three months and year ended December 31, 2023, respectively, associated with cost-savings initiatives across the Company.
(6) Loss on disposal of a business of $13.0 ($8.5 after-tax) and $37.4 (32.9 after-tax) for the three months and year ended December 29, 2024, respectively, and $66.0 ($50.7 after-tax) and $539.0 ($419.7 after-tax) for the three months and year ended December 31, 2023, respectively, related to the sale of the eOne Film and TV business executed on December 27, 2023. The costs are included in Loss on Disposal of Business within the Entertainment segment.
(7) eOne Film and TV business divestiture related costs of $3.2 ($2.4 after-tax) and $11.1 ($8.5 after-tax) for three months and year ended December 29, 2024 and $18.2 ($21.0 after-tax) and $35.1 ($34.0 after-tax) for the three months and year ended December 31, 2023, respectively, as a result of the sale of the eOne Film and TV business and certain retained liabilities.

(8) Impairment of goodwill and intangible assets represent non-cash charges of $1,011 ($998.3 after tax) and $1,307.2 ($1,278.2 after-tax) for the three months and year ended December 31, 2023 incurred within the Entertainment segment related to the eOne Film and TV business.
(9) In the fourth quarter of 2024, the Company recorded an impairment of $78.2 ($59.8 after tax) related to it's Discovery JV investment. This cost is included in other (income) expense, net within the Corporate and Other.